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                                                                EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT, dated as of December 17, 1996 (this "Agreement"), is made and entered into by and between A. E. Brim, an individual resident of the State of Oregon ("Executive"), and Brim, Inc., an Oregon corporation (the "Company").

                                    Recitals

      1. The Company desires to secure the services of Executive as an employee of the Company for the period provided in this Agreement.

      2. Executive is willing to enter into this Agreement for such period and on the terms and conditions hereinafter set forth.

      3. This Agreement is being entered into in connection with the transactions contemplated by that certain Investment Agreement (the "Agreement") dated as of the date hereof among the Company, and Golder, Thoma, Cressey, Rauner, Inc.

                                   Agreement

      In consideration of the promises and covenants herein contained, the Company and Executive hereby agree as follows:


      Section 1.  Employment

      (a) During the term of employment set forth in Section 2 of this Agreement, the Company shall employ Executive, and Executive shall serve, in the capacity and with the title described in Schedule A to this Agreement, or shall serve in such other similar capacity, with such other similar title, as the Board of Directors of the Company shall reasonably determine from time to time consistent with the skills and experience of Executive. Executive agrees to perform faithfully his duties under this Agreement to the best of his ability.

      (b) Executive shall perform the duties and have such responsibilities described in Schedule A to this Agreement and/or such additional or other duties as shall be reasonably designated from time to time by the Board of Directors of the Company.

      Section 2. Term and Place of Employment. Executive's term of employment under this Agreement shall be for a period of three years commencing on the date hereof, unless sooner terminated as provided in Section 8 below. Executive shall perform his duties principally in Portland, Oregon, and shall not be required to change his place of residence in connection with his employment hereunder.



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      Section 3. Compensation.  For all services to be rendered by Executive to the Company under this Agreement, the Company shall pay to Executive the base salary described in Schedule A to this Agreement payable in accordance with the Company's standard payroll practices (the "Base Salary").

      Section 4. Benefits. During the term of employment hereunder, Executive shall be entitled, to the extent that he is otherwise eligible, to participate in the benefits listed on Schedule A attached hereto with such changes as may be adopted from time to time for all similarly situated officers of the Company. In addition, the Company shall honor any sick leave and vacation time of Executive whether earned or accrued and unpaid as of the date of this Agreement.

      Section 5. Reimbursement of Expenses. The parties recognize that in the course of performing his duties hereunder, Executive will necessarily incur out-of-pocket expenses for the account of the Company. Executive shall be entitled to reimbursement for all reasonable out-of-pocket expenses so incurred by him in the performance of his duties hereunder, upon submission of an adequate accounting for such expenses.

      Section 6. Covenant Not to Compete.

      (a) During the term of Executive's Employment, Executive shall not, except as to the personal investments disclosed in Schedule B to this Agreement, directly or indirectly, engage in any business whether as an employee, consultant, partner, principal, agent, representative or stockholder or in any other corporate or representative capacity, if it involves:

            (i) owning, operating, managing or leasing a business that the Company, or any of its subsidiaries or affiliates, was actively conducting at the time of the termination of Executive's employment with the Company, in competition with the Company or any subsidiary or affiliate, within a 25-mile radius of any facility owned, leased or managed by the Company or any of its Subsidiaries which is engaged in such line of business as the Company or any such subsidiary or affiliate; provided, however, that ownership of less than five percent of the stock of any private or publicly traded corporation shall not be deemed to violate this paragraph;

            (ii) assisting any other entity to enter into any line of business that the Company or any subsidiary or affiliate was actively conducting at the time of the termination of Executive's employment, within a 25-mile radius of any facility owned, leased or managed by the Company or any of its Subsidiaries which is engaged in such line of business as the Company or any such subsidiary or affiliate;

            (iii) taking any action within a 25-mile radius of any facility owned, leased or managed by the Company or any of its Subsidiaries to divert from the Company, or from any subsidiary or affiliate, any business in which the Company, or by any subsidiary or affiliate, was already engaged at the time of the termination of Executive's employment;


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            (iv) inducing customers, suppliers, agents, franchisees or other persons under contract or franchise or otherwise doing business with the Company and its subsidiaries or affiliates at the time of the termination of Executive's employment, to terminate, reduce or alter business with or from the Company or any subsidiary or affiliate; or

            (v) substantially causing any executive in the employment of the Company or any of its subsidiaries or affiliates to terminate such employment, accept employment with anyone other than the Company or any subsidiary or affiliate or interfere in any material manner with the business in which the Company or any subsidiary or affiliate was already engaged at the time of the termination of Executive's employment.

      (b) It is the intent of the parties that the restrictions contained in this Section 6 be reasonable in both duration and geographic scope. If any court of competent jurisdiction shall find the provisions of this Section unreasonable, the restrictions contained in this Section shall be reduced in duration and/or geographic scope to the extent necessary to be deemed reasonable by such court, and shall be enforceable as so modified.

      Section 7. Confidential Information.

      (a) The Executive shall not, during the term of his employment or thereafter, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership or corporation, except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a lawful order of a court of competent jurisdiction, Confidential Information (as defined herein). "Confidential Information" shall mean all nonpublic information respecting the business of the Company and its subsidiaries including, but not limited to, their products, research and development, processes, customer lists, marketing plans and strategies. Confidential Information does not include information that is or becomes available to the public unless such availability occurs through an unauthorized act on the part of Executive.

      (b) Except as may be otherwise consented to in writing by the Company, Executive shall proffer to an appropriate officer of the Company, at the termination of his employment, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies, and any other documents containing any Confidential Information made or compiled by, or delivered or made available to, or otherwise obtained by Executive in his possession or subject to his control at such time except that Executive may proffer a legible copy, and retain the original, of any personal diary or personal notes.

      (c) Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

      Section 8. Termination; Termination Benefits. The term of employment hereunder shall be terminated upon the first to occur of the following:


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         (a) The expiration of the term of employment pursuant to Section 2 of this Agreement;

         (b) Executive's death or permanent disability. "Permanent disability" shall mean physical or mental incapacity of a nature which prevents Executive, in the judgement of an independent qualified physician of good standing, from performing his duties under this Agreement for a period of three months. If the term of employment is terminated because of Executive's death or disability, the Company shall pay (in the case of death) to Executive's beneficiary or beneficiaries designated in writing to the Company, or to Executive's estate in the absence or lapse of such designation, or (in the case of permanent disability) to Executive or his representative, any insurance proceeds attributable to Executive's death or disability;

         (c) Executive's employment being terminated by the Board of Directors of the Company for Cause. Termination "for Cause" shall mean termination because of: (1) the refusal, neglect or failure without good reason of Executive to perform a major portion of the services to be performed by him under this Agreement, provided Executive shall first have been given notice of such refusal, neglect or failure for a period of thirty (30) days after the delivery to Executive of such notice or shall fail to use reasonable best efforts to cure such refusal, neglect or failure; (2) gross negligence or willful misconduct in the performance of Executive's duties hereunder, (3) the habitual intoxication or inexcusable repeated or prolonged absence from work of Executive; (4) the perpetration by Executive of a fraud against the Company; or
(5) the conviction of Executive of a felony. Termination for Cause shall occur upon delivery to Executive a written notice of such action by the Board of Directors of the Company, which written notice shall specify the grounds for such termination. If Executive's employment is terminated for Cause, the Company's only obligation to Executive shall be payment of the Base Salary for such period of time as is consistent with the standard practice of the Company;

         (d) Executive's voluntary termination of employment with the Company. "Voluntary Termination" shall mean the termination of Executive's employment with the Company as a result of his resignation or by mutual agreement between Executive and the Company. If Executive's employment is terminated as a result of a Voluntary Termination, the Company's only obligation to Executive shall be payment of the Base Salary for such period of time as is consistent with the standard practice of the Company, but not less that 90 days from the date such termination occurs; or

         (e) Executive's employment being terminated by the Board of Directors of the Company without Cause. Termination "without cause" shall mean termination by the Company of Executive's employment on any basis other than those provided in paragraphs (a), (b), (c) or (d) of this Section 8. If the term of employment is terminated without cause, the Board of Directors of the Company shall give 10 days written notice thereof to Executive and Executive shall be entitled to receive in full at the time of termination the Base Salary as if earned in full, in respect of the unexpired portion of the term of employment in the amounts and at the times provided in Section 3.


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         Section 9. Injunctive Relief, Executive acknowledges that Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach the provisions of Section 6 or Section 7 above, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any of those sections, and to specific performance of the terms of each of such sections in addition to any other legal or equitable remedy it may have. Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of Section 6 or Section 7 above, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

         Section 10. Withholding of Taxes. Any payments to Executive, or to his designated beneficiary or beneficiaries, pursuant to the terms of this Agreement shall be reduced by such amounts as may be required to be withhold with respect thereto under all present and future federal, state and local tax laws and regulations and other laws and regulations.

         Section 11. Notice. Any notice, demand, approval or other communication which may or is required to be given under this Agreement shall be in writing and shall be deemed to have been given on the earlier of the day actually received or on the close of business on the third business day next following the day when deposited in the United States mail, postage prepaid, registered or certified, addressed to the party at the address set forth after its name below or such other address as may be given by such party in writing to the other:

         If to Executive:

         A. E. Brim
         6666 S. E. Yamhill
         Portland, OR 97215

         If to the Company:

         c/o Principal Hospital Company
         5103 Paddock Village Court
         Suite A-12
         Brentwood, TN 37027
         Attn: Martin Rash, President
         Phone: 615-370-1377
         Fax:   615-370-9539

         Section 12. Full and Complete Agreement. This Agreement, including the



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exhibits and schedules hereto constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements regarding Executive's employment by the Company, Brim or any of their respective subsidiaries or affiliates.

         Section 13. Amendment. This Agreement may be modified only by a written instrument executed by both parties.

         Section 14. Nonassignability. This Agreement and the rights and benefits hereunder are personal to the Company and are not assignable or transferable, nor may the services to be performed hereunder be assigned by the Company to any person, firm or corporation; provided, however, that this Agreement and the rights and benefits hereunder shall be assigned by the Company to any corporation acquiring all or substantially all of the assets of the Company or to any corporation into which the Company may be merged or consolidated, and this Agreement and the rights and benefits hereunder will automatically be deemed assigned to any such corporation without any future action by Executive or the Company. Executive's right and interests under this Agreement may not be assigned, pledged or encumbered by Executive. The provisions of this Agreement shall inure to the benefit of Executive's heirs, executors, administrators and successors in interest.

         Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         Section 16. Execution in Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 17. Titles and Headings. Titles and section headings herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Agreement.

         Section 18. Severability. If any portion of this Agreement is deemed invalid or unenforceable for any reason by a court of competent jurisdiction, then such provision will continue in effect only to the extent that it remains valid, and all other provisions in this Agreement in all other respects shall remain valid and enforceable.

         Section 19. Attorney Fees. In the event that suit or action is instituted to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover his or its attorney fees and costs, including those incurred on appeal, as determined by the court.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first set forth above.



                                                BRIM, INC.


                                                By /s/
                                                  --------------------------
                                                Name:
                                                Title:


                                                /s/ A. E. Brim
                                                ---------------------------
                                                A. E. Brim



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                                 SCHEDULE A

EMPLOYEE:       A. E. BRIM

BASIC DUTIES AND RESPONSIBILITIES:

         Executive shall assist in the transition contemplated under the Investment Agreement, and such other duties and responsibilities, commensurate with his skills and experience, as he may be from time to time be called upon to perform.

         Executive shall be available on a half time basis, the timing of which availability shall be mutually agreed upon by the parties.

         Executive shall also serve as a member of the Board of Directors of Principal Hospital Company, it being understood that his duties as an employee are separate therefrom.

TITLE WITHIN THE COMPANY:

         Director of Principal Hospital Company and Chairman Emeritus.

COMPENSATION:

1.         Employment Date = 10/01/71

2. Executive's base salary shall be paid at the rate of $121,680.00 per year. Executive shall also be entitled to such annual incremental increases as may be given to similarly situated executives of the Company.

3. Executive shall be entitled to retain the standard employee benefits package provided by the Company to Executive immediately prior to the consummation of the transaction which is the subject of the Investment Agreement. Such benefits shall not be reduced due to or as a result of Executive's contemplated half-time status.

           Executive shall be entitled to participate in any stock option/stock purchase plans or similar equity programs to be developed for key employees pursuant to Section 6.03(a)(ii) of the Investment Agreement or otherwise.

           Executive shall retain his current office located in the Brim, Inc. corporate office in Portland, Oregon, and shall be provided such secretarial support as may be appropriate and necessary for Executive to carry out his duties and responsibilities.

           Executive shall be entitled to retain his current combined automobile and expense

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                               (SCHEDULE A Cont.)

allowance in the amount of $600.00 per month, and the Company shall pay the dues associated with Executive's membership in the Portland Arlington Club.


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